BERMAN, SOSMAN & ROSENZWEIG CPAs PLLC

ALL CORRESPONDENCE TO:

30 Jericho Executive Plaza Suite 200C

Jericho, New York 11753 Tel (516) 826-7600

Fax (516) 826-4343

www.cpataxsavers.com

January 13, 2022

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1-A, as it may be amended, of our Independent Auditor's Report dated January 13, 2022 relating to the balance sheet of Oasis Real Estate Investments 1, LLC as of December 31, 2021.

Very Truly Yours,

BERMAN, SOSMAN & ROSENZWEIG CPAs PLLC